UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2014, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) issued an earnings release announcing its financial results for the quarter ended December 31, 2013. A copy of the earnings release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 2.06 Material Impairments

In May 2013, the Company made a $24 million mezzanine loan priced at 15.22% to a wholly owned subsidiary of EnergySource LLC (“EnergySource”) to be used for a geothermal project.

As previously disclosed by the Company in its Form 10-Q for the quarter ended September 30, 2103, it was determined that additional time and equity funding would be required to complete the project’s development. On January 2, 2014, the Company disclosed in its Form 8-K filing that EnergySource had developed a revised project business plan and budget and was in the process of negotiating its third party approvals. In connection with the development of the revised business plan, the Company agreed to amend the loan agreement whereby approximately $14 million was repaid to the Company in cash. The remaining outstanding balance after the repayment was $11.8 million. Total interest paid on the loan for the year ended December 31, 2013 was $2.4 million. As previously disclosed, certain of the Company’s executive officers and directors own an indirect minority interest in EnergySource following the distribution of the Company’s predecessor’s ownership interest prior to the Company’s initial public offering.

The Company recently became aware that the project’s equity holders (who have already contributed an estimated $31 million in the project) presently do not plan to continue to fund the additional equity investments called for in the revised business plan and required for the project to move forward. As a result, the Company believes the probability of repayment of the loan in accordance with its contractual terms is in doubt and thus has concluded that the loan is impaired, requiring the Company to establish an allowance for credit loss of $11 million against the loan. The remaining difference of $0.8 million represents the Company’s current estimate of the realizable sale value of tangible project assets. The Company is assessing various options intended to allow it to recover the balance of the loan, including leveraging the minority indirect equity interest held by certain of the Company’s executive officers and directors.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Earnings Release, dated February 27, 2014

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

February 27, 2014	By:	/s/ Steven L. Chuslo
		Name:	Steven L. Chuslo
		Title:	Executive Vice President and General Counsel